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                                                                   EXHIBIT 10.15


                                AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

     THIS AMENDMENT (the "Amendment"), dated as of July 10, 1998 by and among ANALYTICAL SURVEYS, INC. (the "Borrower"), the BANKS listed on the signature page hereof (each a "Bank") and BANK ONE, COLORADO, N.A., as Agent (the "Agent").

                                  WITNESSETH

     WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of June 3, 1998 (the "Credit Agreement") (capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement);

     WHEREAS, the Borrower has requested and the banks have agreed to the amendments of certain terms and conditions of the Credit Agreement more fully set forth herein; and

     WHEREAS, the amendments contained herein shall be of benefit, either directly or indirectly, to the Borrower.

     NOW THEREFORE, in consideration of the covenants, conditions and agreements set forth herein, the parties agree as follows:

     1.     AMENDMENTS.   Upon and after the effectiveness of this Amendment (as
defined in Section 3  below):

            (a)    Subparagraph (ii) of the defined term "Applicable Margin" in
SECTION 1.1 of the Credit Agreement is restated in its entirety to read as follows:

     (ii) Notwithstanding the foregoing, the Applicable Margin will be equal to the LIBOR Base Rate + 2.25% or the Prime Rate + 0.50%, as the case may be, from the Effective Date to July 6, 1998, at which time the Applicable Margin shall be the LIBOR Base Rate + 1.25% or the Prime Rate + 0.0%, as the case may be, and thereafter shall be subject to adjustment, if necessary, five (5) days after delivery of the Compliance Certificate accompanying the financial statements furnished for the period ended May 31, 1998. Such financial statements for the period ended May 31, 1998 shall be delivered to the Agent on or before July 10, 1998.

            (b) The defined term "Commitment Fee Rate" is amended by the restatement in its entirety of the last sentence of the definition to read as follows:

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            Notwithstanding the foregoing, the Commitment Fee Rate shall be
            0.250% from the Effective Date until July 6, 1998, at which time the Commitment Fee Rate shall be 0.150%, and thereafter shall be subject to adjustment, if necessary, five (5) days after delivery of the Compliance Certificate accompanying the financial statements furnished for the period ended May 31, 1998. Such financial statements for the period ended May 31, 1998 shall be delivered to the Agent on or before July 10, 1998.

            (c) SECTION 5.2(a)(ii) of the Credit Agreement is restated in its entirety to read as follows:

            MINIMUM FIXED CHARGE COVERAGE RATIO. Fail to maintain a ratio of Trailing Four Quarter EBITDA to Fixed Charges of not less than 1.3 to 1.0.

     2. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to agree to amend the Credit Agreement, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:

            (a) Prior to and as of the date first referenced above, no Event of Default has occurred and as of the date first referenced above no Event of Default will exist immediately after giving effect to the amendments contained herein; and

            (b)    Each of the representations and warranties set forth in
ARTICLE IV of the Credit Agreement are true and correct as though such representations and warranties were made at and as of the date first referenced above, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period. Each of the representations and warranties made under the Credit Agreement shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment.

     3.     EFFECTIVENESS.  The amendments to the Credit Agreement contained in
Section 1 of this Amendment shall become effective as of the date first referenced above after the Borrower shall have executed a copy of this Amendment and shall have delivered the same to the Banks and the Agent.

     4. PAYMENT OF EXPENSES. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of Davis, Graham & Stubbs LLP, counsel for the Agent.

     5. COUNTERPARTS. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     6. RATIFICATION. The Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. All terms and conditions of the Credit Agreement remain the same.


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     7.     GOVERNING LAW.  The rights and duties of the Borrower, the Banks and the Agent under this Amendment shall be governed by the law of the State of Colorado.


     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

ANALYTICAL SURVEYS, INC.                BANK ONE, COLORADO, N.A.,
                                            as Agent and Bank


By  /s/ Scott C. Benger                 By  /s/ Shaun P. McCarthy
  -------------------------               -------------------------
     Scott C. Benger                          Shaun P. McCarthy
     Senior Vice President-Finance,            Vice President
     Secretary and Treasurer


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